Exhibit 10.1
AMENDED 2011 LTIP

AMERICAN APPAREL, INC.
2011 OMNIBUS STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED
AS OF FEBRUARY 19, 2015
Section 1. Purpose of Plan
        The name of this plan is the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan (the "2011 Plan" or the "Plan"). The purpose of the Plan is to provide an incentive to selected employees, Directors, and Consultants of the Company or its Affiliates, in order to motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts have or will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
        On March 31, 2011 the Board (defined below) adopted the Plan, subject to the approval of the stockholders of the Company, and in connection with such adoption, took the following additional actions: the Board amended the Company's 2007 Performance Equity Plan (the "2007 Plan") to provide that (A) as of the Effective Date (as defined below) of the Plan, no new awards shall be made under the 2007 Plan, and (B) from and after the Effective Date of the Plan, any and all shares that would otherwise become available for issuance under the terms of the 2007 Plan by reason of the expiration, cancellation, forfeiture or termination of an outstanding award under such plan shall again be available for grant under the 2011 Plan as of the date of such expiration, cancellation, forfeiture or termination.
        On March 20, 2013 the Board amended and restated the Plan, and on June 25, 2013 the Company’s stockholders approved the Plan, as amended and restated. As amended and restated, the Board (A) increased the number of shares available under the plan from 10,000,000 to 17,500,000 and (B) increased the maximum number of shares that may be awarded to any one participant in a given year from 1,500,000 to 3,000,000.
On February 19, 2015, the Board made additional clarifying amendments to the Plan, without the need for stockholder approval.
Section 2.    Definitions.
        For purposes of the Plan, the following terms shall be defined as set forth below:
        (a)   "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
        (b)   "Affiliate" means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
        (c)   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.
        (d)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.
        (e)   "Bylaws" mean the amended and restated bylaws of the Company, as may be amended and/or restated from time to time.
        (f)    "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
        (g)   "Board" means the Board of Directors of the Company.
        (h)   "Cause" shall have the meaning assigned to such term in the most recent individual employment or severance agreement or Award Agreement between the Company and the Participant; provided, however, that if no such agreement exists or the agreement does not define "Cause," Cause shall mean:
          (i)  the Participant shall have (A) failed to substantially comply with the rules or policies of general application of the Company or any Subsidiary, which conduct or action continues after receipt of a written notice from an executive officer of the Company to cure such conduct (to the extent reasonably capable of cure) or (B) committed a material violation of any contract or agreement between the Participant and the Company or any statutory duty that the Participant owes to the Company;
         (ii)  the Participant's engagement in illegal conduct or gross misconduct that is injurious to the business or reputation of the Company or any Subsidiary;
        (iii)  the Participant's conviction of or plea of guilty or no contest to (A) a felony or (B) a misdemeanor involving dishonesty or moral turpitude;
        (iv)  the Participant shall have engaged in any fraud, embezzlement, theft or other dishonesty against the Company or any Subsidiary;
         (v)  the Participant's (A) repeated acts of insubordination, (B) material incompetence or (C) habitual neglect of duties; or
        (vi)  the Participant engages in any act that is intended or may reasonably be expected to harm the reputation, business, prospects or operations of the Company or any Subsidiary.
        (i)    "Certificate of Incorporation" means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.
        (j)    "Change in Capitalization" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award without the receipt of consideration by the Company, whether through (i) merger, consolidation, reclassification, recapitalization, reincorporation, spin-off, spin-out, or other reorganization, (ii) dividend (whether in the form of stock or property other than cash), liquidating dividend, extraordinary and non-recurring cash dividend, stock split or reverse stock split, (iii) combination or exchange of shares, (iv)  change in corporate structure or (v)  any similar equity restructuring transaction (as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate. Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Change in Capitalization.
        (k)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i)  any Person becomes (other than in connection with a transaction described in Paragraph (iii) below) the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; except that a Change in Control will not be deemed to occur (A) on account of the acquisition of Company securities directly from the Company by an investor, any affiliate thereof or any other Person in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (B) solely because the level of ownership held by any Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Beneficial Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur; or
         (ii)  during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of director of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or
        (iii)  consummation of a merger or consolidation of the Company or any Subsidiary of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

        (iv)  the stockholders of the Company approve a plan of complete liquidation of the Company; or
         (v)  there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred (1) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (2) with respect to any Award subject to Section 409A of the Code, unless the applicable event also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder. The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
        (l)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations promulgated thereunder.
        (m)  "Committee" means any committee the Board may appoint to administer the Plan or a subcommittee thereof. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an "outside director" within the meaning of Section 162(m) of the Code, a "non-employee director" within the meaning of Rule 16b-3 and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.
        (n)   "Common Stock" means the common stock of the Company.
        (o)   "Company" means American Apparel, Inc. (or any successor corporation, except as the term "Company" is used in the definition of "Change in Control" above).
        (p)   “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. However, a person may be treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person
(q)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. If the entity for which a Participant is rendering services ceases to qualify as an Affiliate, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. A leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement applicable to the Participant, or as otherwise required by law. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r) "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.
        (s)   "Deferred Stock" means the right granted pursuant to Section 9 below to receive Shares at the end of a specified vesting or deferral period or periods and/or upon attainment of specified performance objectives. Deferred Stock may also be referred to as “Restricted Stock Units” and need not involve a deferral as contemplated under Code Section 409A.
        (t)  “Director” means a member of the Board.
 (u)    "Disability" means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
        (v)   "Effective Date" means the date as of which this Plan is approved by the stockholders of the Company.
        (w)    "Eligible Recipient" means an employee, Director or Consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator.
        (x)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
        (y)   "Exercise Price" means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
        (z)  "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, and unless otherwise determined by the Board on the date of determination: (i) the closing sale price of a share of Common Stock on such date on the national securities exchange or established market on which the Company's equity securities are principally listed or traded, or, if on such date no trade was conducted, the most recent preceding date on which there was such a trade; (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; (iii) the fair market value of a share of Common Stock as determined in accordance with a method prescribed in the applicable Award Agreement; or (iv) the fair market value of a share of Common Stock as otherwise determined by the Administrator in the good faith exercise of its discretion and, as required, in compliance with Section 409A of the Code. In determining the value of a share for purposes of tax reporting on the exercise, issuance or transfer of shares subject to Awards, fair market value may be calculated using the definition of Fair Market Value, the actual sales price in the transaction at issue (e.g., “sell to cover”), or such other value determined by the Company’s General Counsel in good faith in a manner that complies with applicable tax laws.
        (aa)   "Free Standing Rights" shall have the meaning as set forth in Section 8 hereof.
        (bb)  “Good Reason” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term as applicable to an Award and, in the absence of such agreement, such terms means, with respect to a Participant, the Participant’s resignation from all positions he or she then-holds with the Company and its Affiliates following: (i) a reduction in the Participant’s base salary of more than 10%, or (ii) the required relocation of Participant’s primary work location to a facility that increases his or her one-way commute by more than fifty (50) miles, in each case, only if (x) Participant provides written notice to the Company’s chief executive officer or Board within thirty (30) days following such event identifying the nature of the event, (y) the Company fails to cure such event within thirty (30) days following receipt of such written notice and (z) Participant’s resignation is effective not later than thirty (30) days thereafter.
 (cc) "Incentive Stock Option" or "ISO" means any Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.
        (dd)   "Non-Qualified Stock Option" or "NQSO" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option. Non-Qualified Stock Options may also be called nonstatutory stock options.
        (ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(ff) "Option" means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. An Option may be either an ISO or an NQSO.
        (gg) "Other Cash-Based Award" means a cash Award granted to a Participant under Section 10 hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
        (hh) "Other Stock-Based Award" means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
        (ii) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 below, to receive grants of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

        (jj) "Performance Goals" means the criteria and objectives, determined by the Committee (or its designee, as applicable), that must be met during the applicable performance period as a condition of the Participant's receipt of payment with respect to an Award. Performance Goals may include any or all (or a specified increase in any or all) of the following: earnings (including, without limitation, gross margin, earnings before taxes (EBT), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, earnings per share, net sales or return on sales, total shareholder return, net revenue per employee, revenue growth, net income (before or after taxes), operating income, return on operating revenue, operating profit, return on capital, return on equity, return on assets or net assets, return on investment, cash flow, working capital, number of stores, comparable-store sales growth, earnings growth, gross revenue or revenue by pre-defined business segment, stock price (absolute or peer-group comparative), ratio of operating expenses to operating revenues, market share, overhead or other expense reduction, inventory targets, growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, implementation of Company policy, development of long-term business goals or strategic plans for the Company, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures, affiliates or joint ventures or the exercise of specific areas of management responsibility. Such Performance Goals may relate to the performance of a Company, a business unit, product line, or any combination thereof. Performance Goals may also include such objective or subjective personal Performance Goals as the Committee may, from time to time, establish; provided, however, that with respect to any Awards intended to qualify as performance-based compensation for purposes of Section 162(m), the Performance Goals applicable to such Awards shall be objective and objectively determinable within the meaning of Section 162(m) and shall be designed to satisfy all other applicable requirements of Section 162(m). The Committee (or its designee, as applicable) shall have the sole discretion to determine whether, or to what extent, Performance Goals are achieved. Each of the Performance Goals will be determined in accordance with generally accepted accounting principles, as applicable; provided that the Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or to take into account other extraordinary items and events, except to the extent that doing so would cause an Award intended to be exempt from Section 162(m) to fail to be exempt.
        (kk)  "Performance Stock" means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9 below.
        (ll) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
        (mm) "Plan" shall have the meaning as set forth in Section 1 hereof.
        (nn)   "Related Rights" shall have the meaning as set forth in Section 8 hereof.
        (oo)   "Restricted Period" means any such period as may be set by the Administrator commencing on the date of grant of an Award, subject to the provisions of the Plan and the applicable Award Agreement, during which the Participant shall not be permitted to sell, transfer, pledge or assign shares subject to such Award granted under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service with the Company or any of its Affiliates, the Participant's death or Disability, or the occurrence of a Change in Control.
        (pp) "Restricted Stock" means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.
        (qq)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.
        (rr)  “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
(ss) "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
        (tt) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
        (uu) "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
Section 3.    Administration.
        (a)   The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable (as determined by the Administrator) to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3. The Company is under no obligation to grant awards under the Plan that comply with Section 162(m) of the Code. The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.
        (b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
          (i)  to select those Eligible Recipients who shall be Participants;
         (ii)  to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
        (iii)  to determine the number of Shares to be covered by each Award granted hereunder;
        (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Deferred Stock and the conditions under which restrictions applicable to such Restricted Stock or Deferred Stock shall lapse, (ii) the Performance Goals or other performance related objectives and periods applicable to Performance Stock, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards).
         (v)  to permit a Participant to elect to defer receipt of all or any portion of the cash or shares of Common Stock that are payable under an Award and provide that such deferred amount shall be credited with an interest rate or such other rate of return as shall be specified by the Administrator, all on such terms and conditions as may be established by the Administrator; provided, however, that any such election and deferral shall comply with the requirements of Section 409A of the Code;
        (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
       (vii)  to determine the Fair Market Value;
      (viii)  to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment or Continuous Service for purposes of Awards granted under the Plan;
        (ix)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and
         (x)  to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), to correct clerical or typographical errors, and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

        (c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d)    For clarity, the Administrator may not, without prior shareholder approval, cause (A) the reduction of the exercise, purchase or strike price of any outstanding stock-based Award; or (B) any other action that is treated as a repricing under generally accepted accounting principles.
(e)    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
Section 4.    Shares Reserved for Issuance Under the Plan.
        (a)   Subject to subsection (b) below and Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is seventeen million five hundred thousand (17,500,000) shares.
        (b)   To the extent that (x) a Stock Option or Stock Appreciation Right expires or is otherwise terminated without being exercised, (y) any Shares subject to any award of Restricted Stock, Deferred Stock, Performance Stock or Other Stock Based Award granted hereunder are forfeited, or (z) an award issued under the 2007 Plan, expires, or is cancelled, forfeited or terminated and the Shares subject to such Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Stock, Other Stock Based Award or other award are no longer issuable or are returned to the Company, such Shares shall again be available for issuance in connection with future Awards granted under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Deferred Stock or Performance Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
        (c)   To the extent required to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares subject to Awards (other than Cash-Based Awards) awarded to any one Participant during any calendar year may not, subject to adjustment as provided in Section 5 hereof, exceed three million (3,000,000) Shares. All Shares may be made subject to Awards of ISOs.
(d)    Subject to the provisions relating to a Change in Capitalization, a maximum of 200,000 shares of Common Stock subject to Awards may be granted to any one non-employee Director during any one calendar year.
(e)    If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.
Section 5.    Equitable Adjustments.
        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price of Shares subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Stock, Deferred Stock, Performance Stock or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. No such adjustment shall be made that would cause any Award that is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section, and with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Any Awards with an aggregate Exercise Price or part thereof canceled that is greater than the aggregate Fair Market Value of the shares of Common Stock subject to the Award or part thereof canceled, may be cancelled for no consideration. The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.    Eligibility.
        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. Awards may be granted to Eligible Recipients; provided, however, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its Subsidiaries.
Section 7.    Options.
        (a)    General.    The grant of each Option shall be memorialized in an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including among other things the Exercise Price of the Option, the term of the Option, provisions regarding exercisability of the Option, and whether the Option granted thereunder is an ISO or an NQSO. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
        (b)    Exercise Price.    The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any of its Subsidiaries and an Incentive Stock Option is granted to such Participant, the Exercise Price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted. However, an Option may be granted with an exercise price lower than 100% of the Fair Market Value if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.
        (c)    Option Term.    The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any of its Subsidiaries and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
        (d)    Exercisability.    Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
        (e)    Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as well as all applicable withholding taxes, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise or a program developed under Regulation T as established by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (sometimes called a “same day sale” or “sell to cover”) ), (ii) in the form of unrestricted Shares already owned by the Participant, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
        (f)    Rights as Stockholder.    A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14 hereof, and the Shares are delivered to the Participant.
        (g)    Termination of Employment or Service.
          (i)  Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three (3) month period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such three (3) month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
         (ii)  Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
        (iii)  In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv)     If the exercise of an Option following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option as set forth in the applicable Award Agreement.
        (h)   Extension of Cliff. If an Option is granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option is not assumed, continued, or substituted, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options may be exercised earlier than six (6) months following the date of grant. The provisions of this paragraph will apply to all stock-based Awards and are hereby incorporated by reference into such Award Agreements.
        (i)    Annual Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Subsidiary of the Company become exercisable for the first time by the Participant during any calendar year exceeds one hundred thousand dollars ($100,000) (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of one hundred thousand dollars ($100,000) shall be treated as Non-Qualified Stock Options.
Section 8.    Stock Appreciation Rights.
        (a)    General.    Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Subject to Section 409A of the Code, in the case of a Non-

Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Exercise Price of the Stock Appreciation Right, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
        (b)    Awards; Rights as Stockholder.    The grant of each Stock Appreciation Right shall be memorialized in an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14 hereof, and the Shares are delivered to the Participant.
        (c)    Exercisability.
          (i)  Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
         (ii)  Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan; provided, however, that a Related Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the Exercise Price of such Option.
        (d)    Payment Upon Exercise.
          (i)  Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.
         (ii)  A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
        (iii)  Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
        (e)    Termination of Employment or Service.
          (i)  Unless the applicable Award Agreement provides otherwise, in the event of the termination of employment or service of a Participant with the Company and all Affiliates thereof for any reason other than Cause, Disability, or death, (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 8(e)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period. Notwithstanding the foregoing, no Free Standing Right shall be exercisable after the expiration of its term.
         (ii)  Unless the applicable Award Agreement provides otherwise, in the event of the termination of employment or service of a Participant with the Company and all Affiliates thereof on account of the Disability or death of the Participant, (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Free Standing Right shall be exercisable after the expiration of its term.

        (iii)  In the event of the termination of a Participant's employment for Cause, all outstanding Free Standing Rights granted to such Participant shall expire at the commencement of business on the date of such termination.
        (iv)  In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
        (f)    Term.
          (i)  The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
         (ii)  The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
Section 9.    Restricted Stock, Deferred Stock and Performance Stock.
        (a)    General.    Restricted Stock, Deferred Stock and Performance Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock, Deferred Stock or Performance Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Deferred Stock or Performance Stock; the Restricted Period, if any, applicable to awards of Restricted Stock, Deferred Stock or Performance Stock; the Performance Goals and/or other performance related objectives (if any) applicable to awards of Restricted Stock, Deferred Stock or Performance Stock; and all other conditions applicable to awards of Restricted Stock, Deferred Stock and Performance Stock. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock, Deferred Stock or Performance Stock, in accordance with the terms of the grant. The provisions of the Restricted Stock, Deferred Stock or Performance Stock need not be the same with respect to each Participant.
        (b)    Awards and Certificates.    The grant of each award of Restricted Stock, Deferred Stock or Performance Stock shall be memorialized in an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted Restricted Stock or Performance Stock may, in the Company's sole discretion, be issued a stock certificate in respect of such Restricted Stock or Performance Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.
        The Company may require that the stock certificates, if any, evidencing Restricted Stock or Performance Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
        With respect to Deferred Stock, at the expiration of the Restricted Period, stock certificates in respect of such Deferred Stock may, in the Company's sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Stock Award.
        Notwithstanding anything in the Plan to the contrary, any Restricted Stock, Deferred Stock (at the expiration of the Restricted Period) or Performance Stock (whether before or after any vesting conditions have been satisfied) may, in the Company's sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
        Further, notwithstanding anything in the Plan to the contrary, with respect to Deferred Stock, at the expiration of the Restricted Period, Shares shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code to the extent reasonable practicable.
        (c)    Restrictions and Conditions.    The Restricted Stock, Deferred Stock and Performance Stock granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:
          (i)  The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of Continuous Service, or the Participant's death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

         (ii)  Except as provided in Section 15 or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock or Performance Stock during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Shares subject to Deferred Stock during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Stock shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the same time as dividends are paid to the Company's stockholders generally, provided that the Participant is then providing services to the Company or any Affiliate of the Company. Certificates for Shares of unrestricted Common Stock may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock, Deferred Stock or Performance Stock, except as the Administrator, in its sole discretion, shall otherwise determine.
        (iii)  The rights of Participants granted Restricted Stock, Deferred Stock or Performance Stock upon termination of Continuous Service terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
Section 10.    Other Share-Based or Cash-Based Awards.
        (a)   The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Such awards may include stock bonuses or vested stock awards. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
        (b)   With respect to a Participant that is likely to be a Covered Employee, the maximum value of the aggregate payment that any Participant may receive with respect to Other Cash-Based Awards pursuant to this Section 10 in any calendar year is four million dollars ($4,000,000) and for any performance period in excess of one year, four million dollars ($4,000,000), multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve. To the extent that the Plan is subject to Section 162(m) of the Code, no payment shall be made to a Participant that is likely to be a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish other rules applicable to the Other Stock-Based Awards and the Other Cash-Based Awards, provided, however, that in the event that the Plan is subject to Section 162(m) of the Code, such rules shall be in compliance with Section 162(m) of the Code.
Section 11.    Change in Control.
        (a)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock-based Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service. However, the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed (but contingent on its completion).
(b)    Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant. On a Change in Control, the Board will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:
(i)     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii)     arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)     accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award on a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, on the date that is five (5) days prior to the effective date of the Change in Control); or

(v)     cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the fair market value of the property is equal to or less than the exercise price.

For clarity, if the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) refuses to assume, continue, replace with new awards or otherwise substitute a new award for, an outstanding Award (including unvested outstanding shares), that Award will become fully vested as of immediately prior to the closing of the Change in Control. An Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, (x) the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), (y) cash equal to the value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction, or (z) if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of the Deferred Stock or other Stock-Based Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent. However, a modification to such performance goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. Only to the extent permitted under Code Section 409A, the Board may provide that payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or other contingencies. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
Section 12.    Amendment and Termination.
        The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or that without the approval of the Company's stockholders would, (i) except as provided in Section 5 hereof, increase the total number of Shares, (ii) materially increase benefits provided under the Plan, (iii) materially alter the eligibility provisions of the Plan, or (iv) extend the maximum option term under Section 7(c) hereof. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of Sections 162(m) or 422 of the Code or Rule 16b-3, any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.
Section 13.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 14.    Withholding Taxes.
        Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the federal, state and local taxes to be withheld and applied to the tax obligations. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
Section 15.    Transfer of Awards.
        Unless otherwise determined by the Administrator or provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Any purported transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares.
Section 16.    Continued Employment.
        The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 17.    Effective Date; Stockholder Approval.
        The Plan was adopted by the Board on March 30, 2011 and amended and restated by the Board on March 20, 2013. The amended and restated Plan shall become effective without further action on the date as of which this Plan is approved by the stockholders of the Company. The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within twelve (12) months after the date the Board adopts the Plan.
Section 18.    Term of Plan.
        No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 19.    Section 409A of the Code.
        The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first (1st) business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). Notwithstanding any provision to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such

Participant unless such Participant's termination of employment or service constitutes a "separation from service" (as such term is defined in Section 409A of the Code). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.
Section 20.    Governing Law.
        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 21.    Clawback/Recovery.
All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.
Section 22. Non-Competition.
        To the extent permitted by applicable law, the following provisions will apply to all Awards granted under the Plan:
(a)   If a Participant's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within twelve (12) months after the date thereof, such Participant either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any Subsidiary to do business with or render services to the Participant or any business with which the Participant becomes affiliated or to which the Participant renders services, or (iii) uses any confidential information or material of the Company or any Subsidiary in violation of the Company's policies or any agreement between the Participant and the Company or any Subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Shares that was realized or obtained by such Participant at any time during the period beginning on the date that is six (6) months prior to the date such Participant's employment with the Company is terminated. In such event, Participant agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six (6) month period) and the price the Participant paid the Company for such Shares.
        (b)   The Committee may, if a Participant's employment with the Company or any Subsidiary is terminated for Cause, annul any Award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Shares that was realized or obtained by such Participant at any time during the period beginning on that date that is six (6) months prior to the date such Participant's employment with the Company is terminated. In such event, Participant agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six (6) month period) and the price the Participant paid the Company for such Shares.